                                                                       EXHIBIT A

                            STOCK PURCHASE AGREEMENT


                                  By and Among


                           PATTERSON-UTI ENERGY, INC.

                                  as Purchaser


                                       and


                         ROPER FAMILY PROPERTIES, LTD.,

                             Estate of Joe G. Roper,

                              Patricia R. Elledge,

                            Judy Kathleen Roper Davis

                                       and

                           Jeanie Elisabeth Cornelius

                                   as Sellers








                            Dated as of June 11, 2002

                               TABLE OF CONTENTS


                                                                                                               Page
1.       Purchase and Sale of Securities; Closing................................................................1

         1.1      Purchase and Sale of Securities................................................................1

         1.2      Closing........................................................................................1

2.       Purchaser's Conditions of Closing.......................................................................2

         2.1      Representations and Warranties.................................................................2

         2.2      Purchase Permitted by Applicable Laws..........................................................2

         2.3      Board Approval.................................................................................2

         2.4      J. Mark Roper Irrevocable Proxy................................................................2

         2.5      Compliance with Securities Laws................................................................2

         2.6      No Adverse Action or Decision..................................................................2

         2.7      No Shareholders Rights Plan; No Reduction in Outstanding Stock.................................2

3.       Sellers' Conditions of Closing..........................................................................3

         3.1      Representations and Warranties.................................................................3

         3.2      Purchase Permitted by Applicable Laws..........................................................3

         3.3      Purchase of Securities.........................................................................3

         3.4      No Adverse Action or Decision..................................................................3

         3.5      Compliance with Securities Laws................................................................3

4.       Other Agreements........................................................................................3

         4.1      Option.........................................................................................3

         4.2      Put............................................................................................4

         4.3      Voting Agreement; Irrevocable Proxy............................................................4

         4.4      Agreement not to Transfer or Encumber Option Securities........................................4

         4.5      No Change in Purchase Price....................................................................5

5.       Representations and Warranties of the Sellers...........................................................5

         5.1      Existence......................................................................................5

         5.2      Power and Authority............................................................................5

         5.3      Binding Obligations............................................................................5

         5.4      Title to Securities and Option Securities......................................................5

         5.5      No Adverse Action or Decision..................................................................5

         5.6      No Other Representations and Warranties........................................................6



6.       Representations, Warranties and Agreements of J. Mark Roper.............................................6

         6.1      Title to Roper Proxy Shares....................................................................6

         6.2      Authority; Binding Agreement...................................................................6

         6.3      Agreement not to Transfer or Encumber Option Securities........................................6

         6.4      No Rights Plan; No Reduction in Outstanding Stock..............................................7

         6.5      No Other Representations and Warranties........................................................7

7.       Representations and Warranties of Purchaser.............................................................7

         7.1      Purchase for Investment........................................................................7

         7.2      Power and Authority; Binding Obligation........................................................8

         7.3      No Adverse Action or Decision..................................................................8

         7.4      No Other Representations or Warranties.........................................................8

8.       Termination, Amendment and Waiver.......................................................................8

         8.1      Termination....................................................................................8

         8.2      Effect of Termination.........................................................................10

9.       Miscellaneous..........................................................................................10

         9.1      Amendment.....................................................................................10

         9.2      Spousal Consent...............................................................................10

         9.3      Extension; Waiver.............................................................................10

         9.4      Assignment....................................................................................10

         9.5      Survival of Representations and Warranties....................................................10

         9.6      Successors and Assigns; No Third Party........................................................11

         9.7      Notices.......................................................................................11

         9.8      Descriptive Headings..........................................................................12

         9.9      Governing Law; Consent to Jurisdiction........................................................12

         9.10     Remedies......................................................................................12

         9.11     Entire Agreement..............................................................................12

         9.12     Severability..................................................................................12

         9.13     Counterparts..................................................................................12

         9.14     Brokerage.....................................................................................13

         9.15     Attorneys' Fees...............................................................................13

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 11, 2002, by and among Patterson-UTI Energy Inc., a Delaware corporation (the "Purchaser"), and Roper Family Properties, Ltd., a Texas limited partnership (the "Partnership"), Estate of Joe G. Roper, Patricia R. Elledge, Judy Kathleen Roper Davis and Jeanie Elisabeth Cornelius (collectively, with the Partnership, the "Sellers").

                                    RECITALS

         WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, subject to the terms and conditions set forth herein, an aggregate of 957,597 shares of common stock, $.10 par value per share (including the "Option Securities" as defined below) ("Common Stock"), of TMBR/Sharp Drilling, Inc., a Texas corporation (the "Company"); and

         WHEREAS, the Purchaser and the Sellers wish to enter into certain other agreements related to the shares of Common Stock owned, directly or indirectly, by the Sellers;

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENTS

                  1. PURCHASE AND SALE OF SECURITIES; CLOSING.

                  1.1 Purchase and Sale of Securities. Subject to the terms and conditions herein set forth, the Sellers agree to sell to the Purchaser and the Purchaser agrees to purchase from the Sellers, an aggregate of 762,597 shares of Common Stock (the "Securities"), in the individual amounts set forth in Schedule 1 to this Agreement, for $16.60 per share, or an aggregate cash purchase price of $12,659,110.20 (the "Purchase Price").

                  1.2 Closing. The purchase and delivery of the Securities shall take place at a closing (the "Closing") to be held at the offices of Fulbright & Jaworski L.L.P., Houston, Texas, at 10:00 a.m., local time, on the third business day following the date first written above, or at such other time and place or on such other business day thereafter as the parties hereto may agree (herein called the "Closing Date"). On the Closing Date, (a) the Sellers will deliver to the Purchaser (i) original certificates evidencing the Securities which are certificated and held of record by the Sellers, together with appropriate stock powers, and, (ii) with respect to the Securities that are held by a broker in an account for the benefit of the Sellers, irrevocable instructions to such broker to transfer such Securities to the Purchaser together with appropriate stock powers against (b) receipt of the purchase price therefor by the Sellers by wire transfer of immediately available funds to an account or accounts designated by the Sellers in writing to the Purchaser within one business day of the date hereof, or by such other payment method as is mutually agreed to by the Purchaser and the Sellers.

                  2. PURCHASER'S CONDITIONS OF CLOSING. The Purchaser's obligation to purchase and pay for the Securities is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions precedent contained in this Section 2.

                  2.1 Representations and Warranties. The representations and warranties contained in Sections 5 and 6 hereof shall be true and correct on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; and the Sellers shall have delivered to the Purchaser a certificate of a duly authorized officer of the general partner of the Partnership and of each of the other Sellers as to Section 5, dated the Closing Date, to such effect and J. Mark Roper shall have delivered to the Purchaser a certificate as to Section 6.

                  2.2 Purchase Permitted by Applicable Laws. The purchase of and payment for the Securities shall not be prohibited by any applicable law or governmental regulation.

                  2.3 Board Approval. The Board of Directors of the Purchaser shall have approved this Agreement and the transactions contemplated hereby.

                  2.4 J. Mark Roper Irrevocable Proxy. At closing, J. Mark Roper shall have delivered an irrevocable proxy to John E. Vollmer, III and Mark S. Siegel, Senior Vice President and Chairman of the Board, respectively, of the Purchaser, in substantially the form attached to this Agreement as Exhibit B pursuant to Section 4.3(b) of this Agreement..

                  2.5 Compliance with Securities Laws. The offer and sale of the Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws.

                  2.6 No Adverse Action or Decision. There shall be no legal action, suit, investigation or proceeding pending, or to the Purchaser's actual knowledge, threatened, against or affecting the Purchaser or the Company or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or (b) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

                  2.7 No Shareholders Rights Plan; No Reduction in Outstanding Stock. The Company shall not have adopted a plan, commonly referred to as a Shareholders' Rights Plan (a "Rights Plan"), which would have the effect of diluting the value of the Securities and the Option Securities owned by the Purchaser as compared with the rights of other holders of Common Stock, and the number of outstanding shares of Common Stock shall not be more than 25,000 shares less than that reported in the last quarterly report on Form 10-Q filed by the Company with the Securities and Exchange Commission.

                  3. SELLERS' CONDITIONS OF CLOSING. The Sellers' obligations to sell the Securities hereunder are subject to the satisfaction or waiver, on or before the Closing Date, of the conditions precedent contained in this Section 3.

                  3.1 Representations and Warranties. The representations and warranties contained in Section 7 of shall be true and correct on and as of the Closing Date; and the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

                  3.2 Purchase Permitted by Applicable Laws. The purchase of and payment for the Securities shall not be prohibited by any applicable law or governmental regulation.

                  3.3 Purchase of Securities. The Purchaser shall have purchased and paid for the Securities.

                  3.4 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Sellers' actual knowledge, threatened, against or affecting the Sellers or the Company or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement or (b) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

                  3.5 Compliance with Securities Laws. The offer and sale of the Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws.

                  4. OTHER AGREEMENTS.

                  4.1 Option. The Sellers hereby grant to the Purchaser an option (the "Option") to purchase, subject to the immediately following sentence, up to an additional 195,000 shares of Common Stock (the "Option Securities") at any time, from time to time, in whole or in part (as determined by Purchaser), on or after October 26, 2002 at a price per share of $16.60. The Option expires at the earlier of the termination of this Agreement and 5:00 p.m., Central Time, on December 16, 2002. The Sellers shall sell, and the Purchaser shall purchase with immediately available funds, any Option Securities as to which the Purchaser has notified the Sellers that it elects to purchase under the Option within two business days of the Sellers' receipt of the Purchaser's written notice of intent to exercise. For purposes of this Agreement, the Option Securities shall include (a) any stock, securities or assets into which or for which the shares of Common Stock initially constituting the Option Securities shall have been converted or exchanged and (b) any cash, shares of capital stock, other securities or assets of the Company which have been declared and issued as a dividend or other distribution in respect of the Option Securities. Time is of the essence with regard to this Section 4.1.

                  4.2 Put. At any time, from time to time, on or after October 26, 2002, the Sellers may request that the Purchaser, and the Purchaser shall purchase at a price per share of $16.60 all or a portion (as determined by the Sellers) of the Option Securities (the "Put"). The Put expires at 5:00 p.m., Central Time, on December 16, 2002. The Purchaser shall purchase the Option Securities under the Put and deliver payment of the applicable purchase price therefor in immediately available funds to the Sellers within two business days of receipt of the Sellers written notice of intent to exercise the Put. Time is of the essence with regard to this Section 4.2.

                  4.3 Voting Agreement; Irrevocable Proxy.

                  (a) Sellers. If Closing occurs, then from the Closing Date until 5:00 p.m., Central Time, on December 16, 2002, the Sellers (i) shall vote, and shall cause any holder of record of the Option Securities to vote on any matter in which the holders of the Option Securities are entitled to vote the total number of Option Securities then remaining exercisable under the Option as directed by the Purchaser or (ii), at the option of the Purchaser, shall deliver to John E. Vollmer, III and Mark S. Siegel, Senior Vice President and Chairman of the Board, respectively, of the Purchaser, a proxy in substantially the form attached to this Agreement as Exhibit A, which proxy shall be irrevocable to the extent permitted by law, with the total number of Option Securities correctly indicated thereon.

                  (b) J. Mark Roper. If the Closing occurs, then at the Closing,
                  J. Mark Roper shall deliver to John E. Vollmer, III and Mark
                  S. Siegel, Senior Vice President and Chairman of the Board, respectively, of the Purchaser, an irrevocable proxy in the form attached to this Agreement as Exhibit B with a number of shares of Common Stock correctly indicated thereon as shall be requested by the Purchaser on or before the Closing Date, up to a maximum of 101,000 shares.

                  4.4 Agreement not to Transfer or Encumber Option Securities. Each of the Sellers agrees that, from the date of this Agreement until the earlier of the termination and December 16, 2002, such Seller will not, and will not permit any entity controlled by such Seller to, (a) contract to sell, sell or otherwise transfer or dispose of any of the Option Securities or any interest therein or any voting rights with respect thereto, other than with the Purchaser's prior written consent or (b) encumber any of the Option Securities. Within five business days after the Closing Date, the Sellers shall cause to be placed on each certificate representing the Option Securities a legend reflecting the option granted pursuant to Section 4.1 of this Agreement and the voting agreement and irrevocable proxy granted pursuant to Section 4.3(a) of this Agreement. If any Option Securities remain unexercised upon expiration of the Option and the Put, the Purchaser shall cooperate with the Sellers to cause to be removed the legend referenced in the immediately preceding sentence.

                  4.5 No Change in Purchase Price. The Sellers acknowledge and agree that notwithstanding any future purchases of shares of Common Stock by the Purchaser from other holders after the date of this Agreement at a price per share that is different than the per share Purchase Price or the per share purchase price under the Option or the per share price under the Put, none of the Purchase Price, the per share purchase price under the Option or the per share purchase price under the Put shall change.

                  5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers represent and warrant to the Purchaser as of the date hereof and as of the Closing Date that:

                  5.1 Existence. The Partnership is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Texas. Roper Operations, Inc. is the sole general partner of the Partnership and is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. J. Mark Roper is the sole independent executor of the Estate of Joe G. Roper.

                  5.2 Power and Authority. The Partnership has the requisite limited partnership power and authority and each of the other Sellers has the authority to execute, deliver, and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby. All action on the part of the Partnership and the Estate of Joe G. Roper requisite for the sale and delivery, against payment therefor, of the Securities and for the due execution, delivery, and performance of this Agreement has been duly and effectively taken.

                  5.3 Binding Obligations. This Agreement is a legal, valid and binding obligation of the Sellers enforceable in accordance with its terms (except that enforcement may be subject to (a) any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights (b) general principles in equity regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  5.4 Title to Securities and Option Securities. Each of the Sellers owns the Securities listed opposite his, her or its name in
         Schedule 1 to this Agreement, and the Option Securities set forth opposite his, her or its name in Schedule 1 to this Agreement and that are the subject of the Option and the Put, free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, restriction (except under securities laws and as contemplated by Section 7.1 of this Agreement), priority or other preferential arrangement of any kind or nature whatsoever thereon or affecting the title thereto. Each of the Sellers has owned the Securities for at least one year (except that 10,000 of the Securities were acquired on January 25, 2002 and 62,000 of the Securities were acquired on October 25, 2001) and the Option Securities were acquired on October 25, 2001.

                  5.5 No Adverse Action or Decision. To the current actual knowledge of any of the Sellers, there is no action, suit, investigation or proceeding pending or threatened against or affecting any of the Sellers or the Company or any of their respective properties or rights, or any of their respective affiliates, officers or directors, before any court, arbitrator, administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or (b) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction; provided, however, that with respect to the representation in this Section 5.5 as to a Seller's current actual knowledge of any action, suit, investigation or proceeding pending or threatened against or affecting the Company, such representation is made severally as to such Seller.

                  5.6 No Other Representations and Warranties. Except as set forth in this Agreement, the Sellers make no other representations or warranties to the Purchaser.

                  6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF J. MARK
ROPER.

                  6.1 Title to Roper Proxy Shares. J. Mark Roper represents and warrants to the Purchaser that he is the record holder of at least 101,000 shares of Common Stock, all or a portion of which will be the subject of the irrevocable proxy to be delivered by him pursuant to
         Section 2.4 of this Agreement (the "Roper Proxy Shares"), that he owns such shares free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, restriction (except under securities laws and as contemplated by Section 7.1 of this Agreement), priority or other preferential arrangement of any kind or nature whatsoever thereon or affecting the title thereto and that he has owned such shares for at least one year.

                  6.2 Authority; Binding Agreement. J. Mark Roper represents and warrants to the Purchaser that he has the requisite authority to execute, deliver, and perform his obligations under this Agreement and to deliver the irrevocable proxy in respect of the Roper Proxy Shares hereunder and that this Agreement is a legal, valid and binding obligation of his enforceable in accordance with its terms (except that enforcement may be subject to (a) any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights (b) general principles in equity regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  6.3 Agreement not to Transfer or Encumber Option Securities.
         J. Mark Roper agrees that, from the date of this Agreement until the earlier of the termination of this Agreement and December 16, 2002, he will not, and will not permit any entity controlled by him to, (a) contract to sell, sell or otherwise transfer or dispose of any of the Roper Proxy Shares or any interest therein or any voting rights with respect thereto, other than those shares that are released from the irrevocable proxy pursuant to the terms thereof or with the Purchaser's prior written consent or (b) encumber any of the Roper Proxy Shares. Within five business days after the Closing Date, J. Mark Roper shall cause to be placed on each certificate representing 70,000 of the Roper Proxy Shares a legend reflecting the irrevocable proxy granted pursuant to this Agreement. At the earlier of the termination of this Agreement and the expiration of the irrevocable proxy in respect of the Roper Proxy Shares, the Purchaser shall cooperate with
         J. Mark Roper to cause to be removed the legend referenced in the immediately preceding sentence.

                  6.4 No Rights Plan; No Reduction in Outstanding Stock. J. Mark Roper represents and warrants to the Purchaser that to his actual knowledge the Company has not adopted a Rights Plan and the number of shares of Common Stock outstanding at present equals or exceeds the number reported as outstanding in the last quarterly report on Form 10-Q filed by the Company with the Securities and Exchange Commission.

                  6.5 No Other Representations and Warranties. Except as set forth in this Agreement, J. Mark Roper makes no other representations or warranties to the Purchaser.

                  7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Sellers that:

                  7.1 Purchase for Investment.

                  (a) The Purchaser is acquiring the Securities for its own account and not with a view to the public resale or distribution of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  (b) The Purchaser acknowledges that the Securities have not been registered under the Securities Act.

                  (c) The Purchaser is an "accredited investor" within the meaning of Rule 501 under Regulation D promulgated under the Securities Act, is experienced in evaluating investments in companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the entire economic risk of his investment.

                  (d) The Purchaser acknowledges that the Securities may not be sold, transferred, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely.

                  (e) The Purchaser agrees that the Shares shall bear legends in substantially the following form or such other form as may be required by applicable law:

                           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF LEGAL COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO LEGAL COUNSEL FOR THE COMPANY."

                  7.2 Power and Authority; Binding Obligation. The Purchaser has all requisite capacity and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms (except that enforcement may be subject to (a) any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights (b) general principles in equity regardless of whether such enforcement is sought in a proceeding in equity or at law, and except to the extent enforceability of the indemnification provisions may be limited under applicable securities laws).

                  7.3 No Adverse Action or Decision. To the current actual knowledge of the Purchaser, there is no action, suit, investigation or proceeding pending or threatened against or affecting either the Purchaser or the Company or any of their respective properties or rights, or any of their respective affiliates, officers or directors, before any court, arbitrator, administrative or governmental body which
         (a) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or (b) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

                  7.4 No Other Representations or Warranties. Except as set forth in this Agreement, the Purchaser makes no other representations or warranties to the Sellers.

                  8. TERMINATION, AMENDMENT AND WAIVER.

                  8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of the Purchaser and the Sellers;

                  (b) by either the Purchaser or the Sellers;

                           (i) if the Closing shall not have occurred on or before June 21, 2002, unless the failure to consummate the transaction contemplated by this Agreement is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, that such date shall be July 10, 2002 only if the failure to consummate the transaction contemplated by this Agreement is a result of a condition in Section 2.6 or
                                    3.4 not being met; and provided, further, that with respect to this Section 8.1(b)(i), time is of the essence;

                           (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable; or

                           (iii) if the Board of Directors of the Purchaser shall not have approved this Agreement in its entirety by 6:00 p.m., Central Time, on the second business day following the date first written above and the secretary or assistant secretary of the Purchaser shall not have delivered to the Sellers on or before the third business day following the date first written above a certificate certifying to the resolutions adopted by the Board of Directors of the Purchaser in respect of such approval; provided that with respect to this Section 8.1(b)(iii), time is of the essence.

                  (c) by the Purchaser, if any of the Sellers breaches any of their representations or warranties herein or fails to perform in any material respect any of their covenants, agreements or obligations under this Agreement;

                  (d) by the Sellers, if the Purchaser breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

                  (e) by the Sellers, by written notice to the Purchaser, if the Closing has not occurred because the condition set forth in
                  Section 2.6 has not been satisfied as a result of the Purchaser being aware of an oral threat as set forth in
                  Section 2.6 and such oral
                  threat is not made in writing within seven days after the Purchaser first became aware of such oral threat.

                  8.2 Effect of Termination. In the event of termination of this Agreement by either the Sellers or the Purchaser, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser or the Sellers.

                  9. MISCELLANEOUS.

                  9.1 Amendment. This Agreement may be amended in writing by the parties hereto at any time. No party to this Agreement shall have any authority to amend this Agreement unless such amendment is in an instrument in writing signed on behalf of each of the parties.

                  9.2 Spousal Consent. The spouses of each Seller who is married also are executing this Agreement. By executing this Agreement, each of such spouses (a) acknowledges that he or she knows of the contents of this Agreement, (b) consents to the entering into of this Agreement by his or her spouse and (c) agrees that this Agreement shall be binding upon such spouse to the extent of his or her community property interest, if any.

                  9.3 Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance of the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  9.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any attempt at assignment shall be void; provided, however, that the Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but no such transfer or assignment will relieve the Purchaser of its obligations under this Agreement. For purposes of this Section 9.4, the term "Affiliate" means, with respect to the Purchaser, any other individual, corporation, partnership, limited liability company, association, trust or other entity or organization directly or indirectly controlling, controlled by or under common control with the Purchaser.

                  9.5 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

                  9.6 Successors and Assigns; No Third Party. All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto and, to the extent provided in this Agreement. Subject to the foregoing, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                  9.7 Notices. All communications provided for hereunder shall be (a) in writing, (b) effective (i) upon receipt if delivered personally, (ii) three business days after the date of postmark by the United States Postal Service when mailed by registered or certified mail, return receipt requested, postage paid, (iii) the next business day following delivery to a reputable overnight courier service, or
         (iv) upon receipt if sent by facsimile transmission and confirmed, and
         (c) addressed as follows:

                  If to the Purchaser:

                  Patterson-UTI Energy, Inc.
                  4510 West Highway 180 (La Mesa Highway)
                  Snyder, Texas 79459
                  Facsimile No.: 915/574-6307
                  Confirmation No.: 915/574-6300
                  Attention: Chief Executive Officer

                  With a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas  77010
                  Facsimile No.: 713/651-5246
                  Confirmation No.: 713/651-5427
                  Attention:  Michael W. Conlon

                  If to the Sellers, to:

                  c/o Roper Operations, Inc.
                  2409 Never Bend Cove
                  Austin, Texas 78746
                  Facsimile No.: 512/306-1615
                  Confirmation No.: 512/342-8811
                  Attention:  J. Mark Roper

                  With a copy to:

                  Armbrust & Brown, L.L.P.
                  100 Congress Avenue, Suite 1300
                  Austin, Texas  78701
                  Facsimile No.: 512/435-2360
                  Confirmation No.: 512/435-2302
                  Attention:  Frank B. Brown

         or to such other address with respect to any party as such party shall notify the other in writing. Within 5 days after the date of such mailing (save for any postal interruption) such communication shall be deemed to have been received.

                  9.8 Descriptive Headings. The descriptive headings of the several Paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  9.9 Governing Law; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas without giving effect to the choice of law or conflicts principles thereof. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Purchaser and each of the Sellers irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth herein, such service to become effect 30 days after such mailing. Nothing herein shall affect the right of the Sellers or the Purchaser to serve process in any other manner permitted by law.

                  9.10 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by the Sellers or the Purchaser, the Sellers or the Purchaser, as applicable, may proceed to protect and enforce its or their rights either by suit in equity or by action at law or both, including, without limitation, specific performance.

                  9.11 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                  9.12 Severability. Any provisions of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute a single agreement.

                  9.14 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

                  9.15 Attorneys' Fees. Each party shall be responsible for his, her or its own attorneys' fees with respect to (a) the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby and (b) claims, if any, made by any third party with respect to any consummation of or performance of this Agreement, except for the costs and expenses, including attorneys' fees, of enforcing a party's rights or otherwise obtaining a remedy under this Agreement for breach of this Agreement by the other party.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed and delivered as of the date first above written.


                                     SELLERS

                                     Roper Family Properties, Ltd.

                                     By       Roper Operations, Inc.,
                                              its general partner


                                     By:      /s/  J. Mark Roper
                                        ----------------------------------------
                                     Name:    J. Mark Roper
                                     Title:   President


                                     Estate of Joe G. Roper



                                     By:      /s/  J. Mark Roper
                                        ----------------------------------------
                                     J. Mark Roper, Independent Executor



                                     /s/  Patricia R. Elledge
                                     -------------------------------------------
                                     Patricia R. Elledge



                                     /s/  Judy Kathleen Roper Davis
                                     -------------------------------------------
                                     Judy Kathleen Roper Davis



                                     /s/  Jeanie Elisabeth Cornelius
                                     -------------------------------------------
                                     Jeanie Elisabeth Cornelius

                                     SPOUSES:


                                     /s/  Mark W. Elledge
                                     -------------------------------------------
                                     Mark W. Elledge


                                     /s/  Michael L. Davis
                                     -------------------------------------------
                                     Michael L. Davis


                                     /s/  Kerry L. Cornelius
                                     -------------------------------------------
                                     Kerry L. Cornelius



                                     /s/  J. Mark Roper
                                     -------------------------------------------
                                     J. Mark Roper, in his individual capacity
                                     for purposes of Sections 2.4, 4.3(b), 6 and
                                     9.

                                     PURCHASER

                                     Patterson-UTI Energy Inc.



                                     By:      /s/  John E. Vollmer III
                                        ----------------------------------------
                                     Name:    John E. Vollmer III
                                     Title:   Senior Vice President

                                                                       EXHIBIT A

                            FORM OF IRREVOCABLE PROXY


         The undersigned, for consideration received, hereby appoints John E. Vollmer, III, Senior Vice President of Patterson-UTI Energy Inc. (the "Purchaser") and Mark S. Siegel, the Chairman of the Board of the Purchaser, and each of them, the undersigned's proxy, with power of substitution, to vote _________ shares of common stock, par value $.10 per share (the "Common Stock"), of TMBR/Sharp Drilling, Inc. (the "Company") on any matter coming before the holders of Common Stock of the Company. This proxy (a) expires December 16, 2002 and (b) is entered into in connection with that certain Stock Purchase Agreement, dated June __, 2002 between the Purchaser and the undersigned and the other Sellers named therein and is coupled with an interest and is irrevocable. For purposes of this irrevocable proxy, the Common Stock shall be deemed to include any stock or securities into or for which the Common Stock may be converted or exchanged.

Dated this ________ day of _________, 2002.


                                    -------------------------------------------
                                            (Signature of Shareholder)

                                                                       EXHIBIT B

                           FORM OF IRREVOCABLE PROXY


         The undersigned, for consideration received, hereby appoints John E. Vollmer, III, Senior Vice President of Patterson-UTI Energy Inc. (the "Purchaser") and Mark S. Siegel, the Chairman of the Board of the Purchaser, and each of them, the undersigned's proxy, with power of substitution, to vote up to _________ shares of common stock, par value $.10 per share (the "Common Stock"), of TMBR/Sharp Drilling, Inc. (the "Company") on any matter coming before the holders of Common Stock of the Company. This proxy (a) expires December 16, 2002 and (b) is entered into in connection with that certain Stock Purchase Agreement, dated June 11, 2002 between the Purchaser and the undersigned and the Sellers named therein and is coupled with an interest and is irrevocable. In addition, (a) up to 31,000 shares of the Common Stock subject to this irrevocable proxy shall automatically be released from this proxy if and when such shares are sold in unsolicited brokers transactions within the meaning of rule 144 of the rules and regulations of the Securities and Exchange Commission,
(b) any shares of Common Stock subject to this irrevocable proxy that shall have been converted into or exchanged for securities of the Purchaser shall automatically be released from this proxy and (c) in the event that the Purchaser tenders all of its voting securities of the Company to a third party, all shares of Common Stock subject to this irrevocable proxy shall automatically be released. The number of shares of Common Stock subject to this irrevocable proxy may be reduced at any time, from time to time, by either Mr. Vollmer or Mr. Siegel, by written notice to the undersigned. For purposes of this irrevocable proxy, the Common Stock shall be deemed to include any stock or securities into or for which the Common Stock may be converted or exchanged.

Dated this ________ day of June, 2002.


                                                --------------------------------
                                                           J. Mark Roper

                                                                      SCHEDULE 1



                           SECURITIES OWNED BY SELLERS



Name of Seller                            Number of Securities         Number of Option Securities             Total
--------------                            --------------------         ---------------------------             -----
Roper Family Properties, Ltd.                      657,854                                   --              657,854

Estate of Joe G. Roper                              72,000                              195,000              267,000

Patricia R. Elledge                                 29,397                                   --               29,397

Judy Kathleen Roper Davis                            1,173                                   --                1,173

Jeanie Elisabeth Cornelius                           2,173                                   --                2,173

         Total                                     762,597                              195,000              957,597